EXHIBIT 10.21

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that Natural Cool, Inc., a Vermont corporation, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, in hand paid by Safe Alternatives Corporation of America, Inc., the receipt of which is hereby acknowledged, has granted, bargained, sold, conveyed, transferred and delivered and, by these presents, does bargain, sell, grant, convey, transfer and deliver unto the said Safe Alternatives Corporation of America, Inc., all the inventory, merchandise, trade fixtures, office equipment and other items of tangible personal property, together with the goodwill, trade name, trademark, and ongoing contracts of the business now owned by SELLER.

TO HAVE AND TO HOLD the same unto Safe Alternatives Corporation of America, Inc. to warrant and defend title to the goods and chattels herein described and sold unto Safe Alternatives Corporation of America, Inc., its successors and assigns against each and every person or persons whomever, except any claims to be made by Clement Royer, which Safe Alternatives Corporation of America, Inc. shall assume and save Natural Cool, Inc. and Rodolph Chase harmless therefrom.

IN WITNESS WHEREOF, the SELLER has hereunto set its hand and seal this 6 day of May, 1998.

IN PRESENCE OF:                                NATURAL COOL, INC.


                                               By /s/ Rodolph Chase
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Witness to Natural Cool, Inc.                  Rodolph Chase, President



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Witness to Natural Cool, Inc.